                                                                 Exhibit 20.1.5

                             STANDSTILL, FORBEARANCE
                             AND AMENDMENT AGREEMENT
                             -----------------------

         THIS STANDSTILL, FORBEARANCE AND AMENDMENT AGREEMENT (this "Agreement"), dated as of the 19th day of February, 2002, is entered into by and
 ---------
among IMPERIAL CREDIT INDUSTRIES, INC., a California corporation ("ICII"), and
                                                                   ----
the holders of the Senior Secured Notes (as defined herein) listed on Exhibit A hereto (collectively, the "Senior Noteholders"), which holders constitute the
                           ------------------
holders of all of the issued and outstanding Senior Secured Notes, with reference to the following facts:

                                 R E C I T A L S
                                 ---------------

         A. ICII entered into a Master Recapitalization Agreement, dated as of March 29, 2001, with certain investors named therein (as amended, the "Recapitalization Agreement"), pursuant to which ICII sold $16,200,000 in
 --------------------------
aggregate principal amount of 12% Senior Secured Notes due April 30, 2002 (the "Senior Secured Notes") to the Senior Noteholders in a private placement on or
 --------------------
about March 30, 2001;

         B. As contemplated by the Recapitalization Agreement, on June 28, 2001, ICII issued $10,000,000 aggregate principal amount of Secured Convertible Subordinated Debt (the "Convertible Debt") to The Stephen Adams Living Trust
                        ----------------
(the "Adams Trust") and ICII shortly thereafter consummated a debt exchange
      -----------
offer under which ICII exchanged certain of its existing debt for $127,479,000 aggregate principal amount of 12% Senior Secured Notes due 2005 (the "Exchange
                                                                      --------
Notes") and shares of its common stock and warrants to purchase additional
-----
shares of its common stock;

         C. ICII's obligations under the Senior Secured Notes, the Convertible Debt and the Exchange Notes are secured by that certain Amended and Restated Collateral Agency and Security Agreement, dated as of March 29, 2001 and amended June 28, 2001 (the "Security Agreement"), in favor of and for the benefit of
                    ------------------
Wilmington Trust Company ("Wilmington"), as collateral agent (the "Collateral
                           ----------                              ----------
Agent") for the benefit of the holders of the Senior Secured Notes, the
-----
Convertible Debt and the Exchange Notes;

         D. The Senior Secured Notes have a maturity date of April 30, 2002, and all unpaid principal, accrued and unpaid interest, and any other amounts payable thereunder, are due and payable on that date;

         E. Affinity Bank Holdings, Inc. ("Affinity") sent to ICII (x) a letter
                                           --------
dated December 13, 2001 (the "December 13 Letter") on behalf of certain of the
                              ------------------
Senior Noteholders listed therein in which it asserted, among other things, (i) that starting on November 1, 2001 interest on the Senior Secured Notes should have accrued at the rate of 20% per annum due to the failure of the Senior Secured Debt Exchange (as defined in the Recapitalization Agreement) to have occurred by November 1, 2001, (ii) that the failure of ICII to have paid interest on the Senior Secured Debt at such 20% per annum interest rate constitutes an Event of Default (the "Alleged December Existing Default") under
                                      ---------------------------------
the Senior Secured Notes, and (iii) that, pursuant to Section 11 of the Security Agreement, after the occurrence of an Event of Default (and notwithstanding a cure of the Event of the Default after the date of the December 13 Letter) the holders of the

Exchange Notes are not entitled to receive, and such holders have agreed not to accept, any payment of principal or interest on the Exchange Notes until all amounts owing in respect of the Senior Secured Notes shall have been paid in full (the "Payment Blockage") and (y) a letter dated February 1, 2002 (the
           ----------------
"February 1 Letter") on behalf of certain of the Senior Noteholders listed
 -----------------
therein in which it asserted, among other things, (i) that payment of interest on the Exchange Notes had been made not withstanding the Payment Blockage and
(ii) that the making of such payment notwithstanding the Payment Blockage constitutes an Event of Default (the "Alleged February Existing Default", the
                                      ---------------------------------
Alleged December Existing Default and the Alleged February Existing Default being jointly referred to herein as the "Alleged Existing Defaults").;
                                         -------------------------

         F. By the terms of the Security Agreement, the holders of the Exchange Notes are required to hold amounts received by them in trust in the event of a Payment Blockage. The holders of the Exchange Notes were paid approximately $8,575,000 on or about January 30, 2002. ICII is desirous of having any requirement to hold such payment in trust waived;

         G. In the December 13 Letter and the February 1 Letter, Affinity offered to further discuss possible methods of resolving the Alleged Existing Defaults and to refrain from giving a notice to the Collateral Agent of the Alleged Existing Defaults. In the interest of obtaining further time to enable the parties to attempt to resolve their disputes, ICII has paid to the Senior Noteholders interest on the Senior Secured Notes at the 20% Accrual Rate pursuant to the terms of the Senior Secured Notes, subject to an express reservation of its rights, claims and remedies;

         H. Southern Pacific Bank, ICII's wholly-owned subsidiary ("SPB"), continues to require significant additional capital to satisfy regulatory requirements. SPB and ICII continue to explore and evaluate possible recapitalizations or other capital raising transactions intended, in part, to provide such additional capital to SPB and decrease indebtedness of ICII (any such recapitalizations or other transactions, being referred to herein as a "Recapitalization Transaction");
 ----------------------------

         I. ICII, Affinity and the other Senior Noteholders have agreed to take or forebear from taking certain actions over a specified time as provided herein. In addition, SPB and the Adams Trust have agreed to enter into a separate Restructuring Agreement of even date herewith (the "Restructuring
                                                             -------------
Agreement") in order to review and consider certain restructuring transactions;
---------
and

         J. Pursuant to the Restructuring Agreement, an additional series of the Senior Secured Notes is to be issued in an aggregate principal amount of $6,382,877 having terms, rights and privileges set forth in the Restructuring Agreement (the "Series B Senior Secured Notes"). The Senior Noteholders have
                -----------------------------
agreed to consent to the issuance of the Series B Senior Secured Notes.

         NOW, THEREFORE, in consideration of the foregoing agreed Recitals and the other mutual agreements herein contained, the parties hereto agree as follows:

                                A G R E E M E N T
                                -----------------

         1. Defined Terms. Capitalized terms used herein and not otherwise
            -------------
defined herein shall have the meanings assigned to them in the Senior Secured Notes. The expression "Series A Senior Secured Notes" means the Senior Secured
                       -----------------------------
Notes as currently issued and outstanding. The term "Senior Secured Notes" as
                                                     --------------------
used herein means, prior to the issuance of the Series B Senior Secured Notes, the Series A Senior Secured Notes and, after the issuance of the Series B Senior Secured Notes, means both the Series A Senior Secured Notes and the Series B Senior Secured Notes.

         2. Acknowledgment of Indebtedness. ICII hereby acknowledges, confirms
            ------------------------------
and agrees (i) that it has no right or claim to a return, repayment or refund of any amount paid by ICII to the Senior Noteholders, including but not limited to the accrual and payment of interest at the rate of 20% per annum from and after November 1, 2001 through the beginning of the Standstill Period, from which time interest shall accrue and be paid as set forth in Section 5 hereof, (ii) that it presently owes to the Senior Noteholders the aggregate principal amount of $16,200,000, together with interest as set forth in the Senior Notes as modified by this Agreement and fees and expenses as set forth in this Agreement (such amounts, collectively, the "Senior Note Amount"), and (iii) that the Senior
                            ------------------
Noteholders have a valid claim against ICII for the Senior Note Amount, not subject to any defenses, offsets, disputes, objections, challenges, contingencies, counterclaims or other deductions of any kind or nature whatsoever (but subject to forbearance from enforcement by the Senior Noteholders in accordance with Section 7 of this Agreement).

         3. Amendment to Senior Secured Notes. The Senior Secured Notes are
            ---------------------------------
hereby amended by (i) extending the maturity thereof (the "Maturity Date") from April 30, 2002 to June 28, 2002 (July 15, 2002 if, prior to June 15, 2002, (x)
ICII certifies in writing to the Senior Noteholders that payment of principal and interest on all other indebtedness of ICII which is payable on or between July 15, 2002 and August 14, 2002 may be deferred from the date due until at least August 14, 2002 without giving rise to an event of default thereunder (which certificate shall be supported by an opinion of counsel in form reasonably satisfactory to the Senior Noteholders) and (y) ICII delivers to the Senior Noteholders a contractually binding undertaking (together with an opinion of counsel in form reasonably satisfactory to the Senior Noteholders to the effect that such undertaking is duly authorized and enforceable against ICII in accordance with its terms) to defer payment of such principal and interest to a date no earlier than August 14, 2002) and (ii) adding the following conditions and events at the end of the definition of "Event of Default" as set forth in
Section 5 of the Senior Secured Notes:

         (l) ICII shall assert or contest in writing or in any court or with or before any governmental agency or authority that any provision or all of the Senior Secured Notes, this Agreement or any other Operative Agreement is invalid or void; or ICII denies that it has the full obligation to pay the Senior Note Amount, denies that the Senior Note Amount is secured or denies that the security interest in favor of the Senior Noteholders is a first, prior, perfected security interest.

If an Event of Default described in clause (f) or (g) of the definition of "Event of Default" set forth in Section 5 of the Senior Secured Notes occurs or exists, the Senior Secured Noteholders and the Collateral Agent shall thereupon be entitled to relief from (and ICII hereby renounces all rights in respect of) any automatic stay imposed by applicable bankruptcy law, or otherwise, on or against the exercise of the rights and remedies otherwise available to the Senior Secured Noteholders or the Collateral Agent. If any Event of Default (including, without limitation, those described in clause (f) or (g) of the definition of "Event of Default" set forth in Section 5 of the Senior Secured Notes but not including the Alleged Existing Defaults) occurs or exists, the Standstill Period and the Senior Secured Noteholders' forbearance provided in Section 7 of this Agreement shall terminate automatically and without need for any action on the part of any party hereto.

         4. Standstill Period. As used herein the term "Standstill Period" shall
            -----------------                           -----------------
mean the period commencing as of the date of issuance of the Series B Senior Secured Notes and ending on the earlier to occur of (a) the Maturity Date, (b) the date on which the Senior Secured Notes, including Senior Secured Notes issued pursuant to the Restructuring Agreement, shall have been repaid or sold by the Senior Noteholders to ICII, and (c) the date of occurrence of an Event of Default other than the Alleged Existing Defaults.

         5. Performance and Other Agreements During Standstill Period. Except as
            ---------------------------------------------------------
expressly provided in this Agreement, all terms and provisions of the Senior Secured Notes and the Security Agreement (the "Operative Agreements") shall
                                               --------------------
remain in full force and effect during the Standstill Period. Without limiting the generality of the foregoing, all payments scheduled to be made to or for the benefit of the Senior Noteholders in respect of the Senior Secured Notes during the Standstill Period shall be made when due (and, if not so paid, the Senior Secured Notes shall bear interest at 25% per annum as provided in the Senior Secured Notes and the Senior Noteholders shall be entitled, after notice of not less than five calendar days to ICII, to exercise such rights and remedies as are permitted by the Operative Agreements or otherwise). Assuming no Event of Default (not including the Alleged Existing Defaults) has occurred, each of the Senior Noteholders and ICII hereby agrees that during the Standstill Period all monthly payments of interest payable under the Senior Secured Notes shall be calculated and paid at the rate of 12% per annum through and including April 30, 2002, 16% per annum for the month of May 2002 and 20% per annum for the month of June 2002 and thereafter. Therefore, the interest payment to be made on March 1, 2002 shall be at the rate of 20% per annum and the interest to be paid on April 1, 2002 for the month of March, 2002 shall include interest at the rate of 20% per annum through the beginning of the Standstill Period and at the rate of 12% per annum from the beginning of the Standstill Period for the remainder of the month of March, 2002.

         6. Senior Secured Debt Exchange/Amendments to Recapitalization
            -----------------------------------------------------------
Agreement. ICII hereby acknowledges that the conditions to the Senior Secured
---------
Debt Exchange have not been satisfied and, prior to the maturity of the Senior Secured Notes, cannot be satisfied, and that the holders of the Senior Secured Notes do not now and at no time in the future shall have any obligation to exchange the Senior Secured Notes as contemplated in Section 2.4 of the Recapitalization Agreement. The parties hereto agree (i) that the Recapitalization Agreement is hereby amended by deleting Section 2.4 of the Recapitalization Agreement in its entirety, (ii) that the holders of the Senior Secured Notes have no obligation to exchange the Senior Secured Notes for Exchange Notes, and (iii) that the Senior Secured Debt Exchange shall never take place. In addition, the Recapitalization Agreement and the Security Agreement are each hereby amended to specifically permit the issuance of the Series B Secured Notes and to acknowledge that the Series B Secured Notes are included in the obligations secured thereby, including as follows:

         (a) The definition of "Senior Secured Debt" is amended by adding the phrase ", and the Senior Secured Notes - Series B, that are to be issued to the holder of the Convertible Subordinated Debt pursuant to the terms of the Restructuring Agreement" at the end of the definition; and

         (b) Section 4(f)(iii) of the Senior Secured Notes is amended by adding the phrase ", as amended" following the reference to the Master Recapitalization Agreement at the end of the Section.

         7. Standstill. Each of the Senior Noteholders agrees to forbear during
            ----------
the Standstill Period from exercising any rights and remedies under any of the Operative Agreements or under applicable law as a result of the Alleged Existing Defaults, including, without limitation, (a) the sending of any notice to the Collateral Agent claiming any Event of Default under the Senior Secured Notes as a result of the Alleged Existing Defaults, (b) any attempted acceleration as a result of the Alleged Existing Defaults of payment or other obligations of ICII under the Senior Secured Notes or any other indebtedness owed by ICII to the Senior Noteholders, (c) the institution of any judicial or nonjudicial proceedings as a result of the Alleged Existing Defaults, (d) the exercise as a result of the Alleged Existing Defaults of any right to foreclose on any collateral pledged by ICII pursuant to the Security Agreement to secure its obligations under the Senior Secured Notes, and (e) the taking of any action as a result of the Alleged Existing Defaults to obtain a receiver of all or any portion of the assets of, or to initiate bankruptcy or other insolvency proceedings with respect to ICII or Southern Pacific Bank. The Senior Noteholders agree to waive the Payment Blockage in respect of payment of interest to the holders of the Exchange Notes on January 31, 2002. Further, the Senior Noteholders agree that the Alleged Existing Defaults shall not be asserted as the basis for preventing ICII from making the payments due under ICII's 10.25% Remarketed Redeemable Par Securities, Series B, in accordance with their terms. If an Event of Default (not including the Alleged Existing Defaults) shall have occurred or exist, upon five calendar days notice thereof to ICII, the Senior Noteholders shall be entitled to immediately obtain judgment against ICII for the Senior Note Amount and to seek to collect the Senior Note Amount by all available remedies or other means, whether under the Operative Documents or otherwise.

         8. No Other Waiver. Except as expressly modified by the terms of this
            ---------------
Agreement, nothing contained herein shall be deemed a waiver or abandonment of any rights or remedies available to the Senior Noteholders under any of the Operative Agreements, each of which rights and remedies is specifically reserved, including without limitation, the right to seek judgment against ICII.

         9. Conditions to Effectiveness. The effectiveness of this Agreement is
            ---------------------------
conditioned upon the execution and delivery of the Restructuring Agreement by ICII and the Adams Trust and the performance by ICII of its obligations thereunder. Further, the obligations of each of the Senior Noteholders and ICII to fulfill their respective obligations hereunder shall be subject to the satisfaction or waiver of the following conditions, except as to conditions
(e), (f) and (h) below, which shall be solely for the benefit of the Senior
Noteholders:

         (a) All requirements prescribed by law which are necessary to the consummation of the transactions contemplated by this Agreement shall have been satisfied.

         (b) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of any of the transactions contemplated by this Agreement.

         (c) No statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of any of the transactions contemplated by this Agreement.

         (d) Each of the parties hereto shall have received (i) a counterpart to this Agreement, duly executed and delivered by the other parties hereto, and
(ii) a counterpart of an amendment to the Security Agreement, duly executed and delivered by the other parties thereto, reflecting that the Senior Secured Debt to be issued pursuant to the terms of the Restructuring Agreement are included in the obligations secured thereby.

         (e) ICII shall have performed, in all material respects, each of its covenants and agreements contained in this Agreement to be performed by it; and each of the Senior Noteholders shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect.

         (f) Each of the Senior Noteholders shall have received such other certificates, opinions, documents and instruments relating to the transactions contemplated hereby as may have been reasonably required by it and are customary for transactions of this type, and all corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, shall be reasonably satisfactory in form and substance to it.

         (g) All necessary consents shall have been obtained for amendment of any applicable agreements, documents, instruments and indentures as are necessary to permit the issuance of the Senior Secured Debt and Exchange Notes pursuant to the terms of the Restructuring Agreement, the payments required to be made thereunder and the granting of the Liens securing such Senior Secured Debt and Exchange Notes, and such consents shall be irrevocable.

         (h) ICII shall have reimbursed the Senior Noteholders and the Adams Trust for their costs and expenses as set forth in Section 12 of this Agreement.

         (i) ICII shall have granted to the Senior Noteholders a valid perfected security interest in additional collateral satisfactory to the Senior Noteholders in their sole discretion and having an immediately realizable cash value of not less than $5 million and shall have entered into a new Collateral Agency and Security Agreement in form reasonably acceptable to the Senior Noteholders and such collateral shall have been delivered to the Collateral Agent as contemplated thereby (it being understood that, until the occurrence of an Event of Default, ICII shall have the right to use of such collateral and to the proceeds thereof provided that, prior to any sale or other disposition, ICII delivers evidence reasonably satisfactory to the Senior Noteholders to the effect that the immediately realizable cash value of the remaining collateral is not less than $5 million or makes appropriate arrangements consented to in advance in writing by the Senior Noteholders in their sole reasonable discretion to deposit $5 million of cash sale proceeds or $5 million of other cash collateral with the Collateral Agent as Collateral pursuant to the Security Agreement).

         10. Binding Effect. This Agreement shall be binding upon and inure to
             --------------
the benefit of the parties hereto and their respective successors and assigns.

         11. Governing Law. This Agreement shall be deemed to be a contract
             -------------
formed under the internal laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of said State.

         12. Costs, Expenses and Taxes. Whether or not the transactions
             -------------------------
contemplated hereby are consummated, ICII agrees to pay all costs and expenses incurred by it in connection with the negotiation, preparation, reproduction, execution, delivery and performance of this Agreement and the agreements referred to herein and any amendment or supplement or modification hereof, including without limitation, attorneys fees and expenses and all reasonable costs and expenses incurred by it in connection with the ICII's administration of this Agreement and any agreement referred to herein. Without duplication of fees and expenses payable pursuant to the terms of the Recapitalization Agreement, ICII also agrees to pay the costs and expenses of the Senior Noteholders and the Adams Trust for up to $295,000, in the aggregate, of the costs and expenses of their legal and financial advisors incurred in connection with the negotiation of this Agreement, the Alleged Existing Defaults and the Restructuring Agreement.

         13. Headings. Section headings used in this Agreement are for
             --------
convenience only and shall not affect the construction of this Agreement.

         14. Execution in Counterparts. This Agreement may be executed by the
             -------------------------
parties hereto individually or in any combination of counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

         15. Consent by Majority. Any consent or approval to be made by the
             -------------------
Senior Noteholders under this Agreement shall be deemed given, and shall be binding on all Senior Noteholders, if such consent or approval has been given in writing by Senior Noteholders that hold a majority in aggregate principal amount of the Senior Secured Notes.

         16. Collateral Agent. The Senior Noteholders acknowledge and agree to
             ----------------
the terms, conditions and execution of the amendment to the Security Agreement and the new Collateral Agency and Security Agreement contemplated by this Agreement, and agree that the Collateral Agent shall be entitled to rely on the provisions of this Section 16.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                      IMPERIAL CREDIT INDUSTRIES, INC.


                                      By:_______________________________________
                                         Name:__________________________________
                                         Title:_________________________________


                                      DENISE ADAMS LIVING TRUST

                                      By:_______________________________________
                                         Name:
                                         Title:


                                      AFFINITY BANK HOLDINGS, INC.

                                      By:_______________________________________
                                         Name:
                                         Title:


                                      ADAMS IMPERIAL LIMITED PARTNERSHIP I

                                      By:_______________________________________
                                         Name:
                                         Title:


                                      ADAMS IMPERIAL LIMITED PARTNERSHIP II

                                      By:_______________________________________
                                         Name:
                                         Title:



                                      __________________________________________
                                         Kent R. Adams

                                     ___________________________________________
                                        Andris A. Baltins



                                     ___________________________________________
                                        Mark C. Adams



                                     ___________________________________________
                                        Scott L. Adams

                                     KMBY, INC. (dba ADCOMM IV, INC.)

                                     By:________________________________________
                                        Name:
                                        Title:



                                     ___________________________________________
                                        Wayne A. Boysen



                                     ___________________________________________
                                        Gregg A. Boysen

                                     K & B ASSOCIATES, INC.


                                     By:________________________________________
                                        Name:
                                        Title:



                                     ___________________________________________
                                        John A. Ehlert

                                        QUARTA, L.P.

                                        By:_____________________________________
                                           Name:
                                           Title:



                                        ________________________________________
                                           David Frith-Smith

                                        GLEASON, L.P.

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        JJZ LIMITED PARTNERSHIP

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        AGI HOLDING CORP. KEYSOP

                                        By:_____________________________________
                                           Name:
                                           Title:



                                        ________________________________________
                                           George Parker



                                        ________________________________________
                                           George S. Pransky

                                        DEWEY, HELPUM & HOWE, INC. DEFINED
                                        BENEFIT PLAN

                                        By:_____________________________________
                                           Name:
                                           Title:



                                        ________________________________________
                                           Gerald I. Rich

                                        IMPERIAL CREDIT CHARITABLE FOUNDATION

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        HARVEST OPPORTUNITY PARTNERS, L.P.

                                        By:_____________________________________
                                           Name:
                                           Title:

                      EXHIBIT A: LIST OF SENIOR NOTEHOLDERS
                      -------------------------------------

------------------------------------------
        Name                 Amount
------------------------------------------
DENISE ADAMS LIVING        $  200,000
TRUST
------------------------------------------
AFFINITY BANK              $8,000,000
HOLDINGS, INC.
------------------------------------------
ADAMS IMPERIAL             $  400,000
LIMITED PARTNERSHIP I
------------------------------------------
ADAMS IMPERIAL             $  400,000
LIMITED PARTNERSHIP II
------------------------------------------
KENT ADAMS                 $   50,000
------------------------------------------
ANDRIS BALTINS             $  700,000
------------------------------------------
MARK ADAMS                 $  100,000
------------------------------------------
SCOTT ADAMS                $  100,000
------------------------------------------
KMBY, INC. DBA             $  100,000
ADCOMM IV, INC.
------------------------------------------
WAYNE BOYSEN               $  200,000
------------------------------------------
GREGG A. BOYSEN            $  100,000
------------------------------------------
K & B ASSOCIATES, INC.     $  100,000
------------------------------------------
JOHN EHLERT                $  250,000
------------------------------------------
QUARTA, L.P.               $  250,000
------------------------------------------
DAVID FRITH-SMITH          $  150,000
------------------------------------------
GLEASON, L.P.              $1,250,000
------------------------------------------
JJZ LIMITED                $  625,000
PARTNERSHIP
------------------------------------------
AGI HOLDING CORP.          $  500,000
KEYSOP
------------------------------------------
GEORGE PARKER              $  200,000
------------------------------------------
DR. GEORGE PRANSKY         $  100,000
------------------------------------------
DEWEY, HELPUM &            $  200,000
HOWE, INC. DEFINED
BENEFIT PLAN
------------------------------------------
GERALD I. RICH             $  100,000
------------------------------------------
IMPERIAL CREDIT            $  500,000
III
FOUNDATION
------------------------------------------
HARVEST OPPORTUNITY        $1,625,000
PARTNERS, L.P.
------------------------------------------